Exhibit 24.B


                               FORD MOTOR COMPANY


                      Certificate of an Assistant Secretary
                      -------------------------------------


     The undersigned, Peter Sherry, Jr., an Assistant Secretary of Ford Motor Company, a Delaware corporation (the "Company"), DOES HEREBY CERTIFY that attached hereto are true and correct copies of excerpts of resolutions adopted by the Board of Directors of the Company at a meeting duly called and held on March 12, 1998, and the same are in full force and effect on the date hereof.

     WITNESS my hand and the seal of the Company this 7th day of April, 1998.



                                             /s/Peter Sherry, Jr.
                                             ----------------------------
                                             Peter Sherry, Jr.
                                             Assistant Secretary


(Corporate Seal)

                               FORD MOTOR COMPANY

                     Excerpts from the Meeting of a Meeting
                    of the Board of Directors of the Company
                             Held on March 12, 1998

                  RESOLUTIONS RELATING TO EMPLOYEE STOCK PLANS

           RESOLVED, That, in order to comply with the Securities Act of 1933, as amended, the directors and appropriate officers of the Company be and hereby are authorized to sign and execute in their own behalf, or in the name and on behalf of the Company, or both, as the case may be, any and all Registration Statements and amendments to Registration Statements relating to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees, the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees, the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan, the Ford Microelectronics, Inc. Salaried Retirement Savings Plan, the Primus Automotive Financial Services, Inc. Prime Account, the Ford Motor Company 1985 Stock Option Plan, the Ford Motor Company 1990 Long-Term Incentive Plan, the Ford Motor Company 1998 Long-Term Incentive Plan, the Ford Motor Company Supplemental Compensation Plan and such other employee stock plans as may be adopted by the Company or any of its subsidiaries (collectively, the "Employee Stock Plans"), including the Prospectuses and the exhibits and other documents relating thereto or required by law or regulation in connection therewith, all in such form as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof; and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause such Registration Statements and amendments, so executed, to be filed with the Securities and Exchange Commission.

     RESOLVED, That each officer and director who may be required to sign and execute any of the aforesaid Registration Statements or amendments or any document in connection therewith (whether on behalf of the Company, or as an officer or director of the Company, or otherwise) be and hereby is authorized to execute a power of attorney appointing J. W. Martin, Jr., J. M. Rintamaki, L. J. Ghilardi, K. S. Lamping, P. J. Sherry, Jr., N. A. Patino, D. J. Cropsey, and each of them, severally, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead in any such capacity any and all such Registration Statements and amendments, further amendments thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each of said officers and directors who shall have `executed such a power of attorney, every act whatsoever necessary or advisable to be done in connection therewith as fully and to all intents and purposes as such officer or director might or could do in person.

           RESOLVED, That shares of the Company's Common Stock, par value $1.00 per share ("Common Stock"), be and hereby are authorized to be registered with the Commission from time to time to satisfy Common Stock requirements of the Employee Stock Plans, and when so issued and paid for in accordance with the Employee Stock Plans, will be fully paid and non-assessable.

           RESOLVED, That the Company may deliver shares of Common Stock from its treasury to satisfy Common Stock requirements of the Employee Stock Plans.

           RESOLVED, That the appropriate officers of the Company, and each of them, be and hereby are authorized and empowered, in the name and on behalf of the Company, to take any action (including, without limitation, the payment of expenses) and to execute (by manual or facsimile signature) and deliver any and all agreements, certificates, instruments and documents (under the corporate seal of the Company or otherwise) as such officer or officers may deem necessary, appropriate or desirable in order to carry out the purposes and intents of each and all of the foregoing resolutions.